Exhibit 99.1

Steve Madden Announces Fourth Quarter and Full Year 2020 Results and

Reinstates Quarterly Dividend

LONG ISLAND CITY, N.Y., February 25, 2021 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the fourth quarter and full year ended December 31, 2020, and the reinstatement of a quarterly cash dividend.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

The Company reclassified commission and licensing fee income to Total Revenue and reclassified its respective expenses into Operating Expenses from previously labeled Commission and Licensing Fee Income - Net on the Company’s Consolidated Statement of Operations for each period provided.

For the Fourth Quarter 2020:

•	Revenue decreased 15.9% to $353.0 million compared to $419.6 million in the same period of 2019.
•	Gross margin was 38.3% compared to 37.7% in the same period of 2019. Adjusted gross margin increased 40 basis points to 38.2% compared to 37.8% in the same period of 2019.
•	Operating expenses as a percentage of revenue were 31.8% compared to 33.1% in the same period of 2019. Adjusted operating expenses as a percentage of revenue were 30.9% compared to 30.0% in the same period of 2019.
•	Income from operations totaled $21.3 million, or 6.0% of revenue, compared to $19.5 million, or 4.6% of revenue, in the same period of 2019. Adjusted income from operations was $25.6 million, or 7.3% of revenue, compared to Adjusted income from operations of $33.0 million, or 7.9% of revenue, in the same period of 2019.
•	Net income attributable to Steven Madden, Ltd. was $22.6 million, or $0.28 per diluted share, compared to $17.8 million, or $0.21 per diluted share, in the same period of 2019. Adjusted net income attributable to Steven Madden, Ltd. was $21.8 million, or $0.27 per diluted share, compared to $32.2 million, or $0.39 per diluted share, in the same period of 2019.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “While the COVID-19 pandemic continues to have a negative impact on our business, we were pleased with our results in the fourth quarter, which exceeded our expectations and showed strong sequential improvement from the third quarter. We faced unprecedented challenges in 2020, but we relied on our strengths – an agile business model, a strong balance sheet, and our talented and resourceful employees – to successfully navigate the crisis. We continued investing in our brands and our digital capabilities while reducing expenses in other areas, and we utilized our test-and-react strategy and speed-to-market capability to quickly adjust our product mix to align with changing consumer preferences.

“As we look ahead, we remain focused on delivering trend-right product, deepening connections with our consumers, enhancing our digital commerce business, and efficiently managing our inventory and expenses. And while we are cautious on the near-term outlook due to continued headwinds from COVID-19, we are confident that the steps we have taken during the crisis – combined with the strength of our brands and our business model – leave us well-positioned to capitalize on market share opportunities and create value for our stakeholders over the long term.”

Fourth Quarter 2020 Segment Results

Revenue for the wholesale business decreased 16.2% to $263.0 million in the fourth quarter of 2020, including a 19.7% decline in wholesale footwear and a 5.9% decline in wholesale accessories/apparel. Gross margin in the wholesale business decreased to 28.3% in the fourth quarter of 2020 compared to 29.2% in the fourth quarter of 2019 due to the disposal of excess inventory resulting from COVID-19 disruption.

Retail revenue decreased 14.9% to $86.1 million in the fourth quarter of 2020 due to a significant decline in the brick-and-mortar business, partially offset by continued strength in the e-commerce business. Retail gross margin rose 400 basis points to 65.6% in the fourth quarter of 2020 compared to 61.6% in the fourth quarter of 2019 due primarily to less discounting.

The Company ended the quarter with 218 company-operated retail locations, including seven Internet stores, as well as 17 company-operated concessions in international markets.

The Company’s effective tax rate for the fourth quarter of 2020 was (10.9%) compared to 15.9% in the fourth quarter of 2019. On an Adjusted basis, the effective tax rate for the fourth quarter of 2020 was 13.3% compared to 6.3% in the fourth quarter of 2019.

Full Year Ended December 31, 2020

For the full year ended December 31, 2020, revenue decreased 32.8% to $1.2 billion from $1.8 billion in 2019.

Net loss attributable to Steven Madden, Ltd. was ($18.4) million, or ($0.23) per basic share, for the year ended December 31, 2020 compared to net income attributable to Steven Madden, Ltd. of $141.3 million, or $1.69 per diluted share, for the year ended December 31, 2019. On an Adjusted basis, net income attributable to Steven Madden, Ltd. was $51.8 million, or $0.64 per diluted share, for the year ended December 31, 2020 compared to $162.8 million, or $1.95 per diluted share, for the year ended December 31, 2019.

Balance Sheet

As of December 31, 2020, cash, cash equivalents and short-term investments totaled $287.2 million.

Reinstatement of Quarterly Cash Dividend

The Company’s Board of Directors approved the reinstatement of a quarterly cash dividend. The quarterly dividend of $0.15 per share is payable on March 26, 2021 to stockholders of record as of the close of business on March 16, 2021.

Fiscal Year 2021 Outlook

Given the continued disruption and uncertainty related to the ongoing COVID-19 pandemic, the Company is not providing guidance at this time.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the fourth quarter 2020:

•	$5.1 million pre-tax ($3.9 million after-tax) expense in connection with payments and a provision for early lease termination charges, included in operating expenses.
•	$1.7 million pre-tax ($1.4 million after-tax) expense associated with the impairment of a trademark.
•	$1.2 million pre-tax ($0.9 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$1.1 million pre-tax ($0.9 million after-tax) benefit associated with the recovery from the Payless ShoeSource bankruptcy, included in operating expenses.
•	$0.5 million pre-tax ($0.4 million after-tax) benefit in connection with the termination of a joint venture, included in cost of goods sold.
•	$0.2 million pre-tax ($0.2 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$4.2 million tax benefit in connection with the net operating loss carryback provision of the CARES Act.
•	$0.5 million tax benefit in connection with the tax treatment of a prior-year bad debt.
•	$0.7 million benefit in connection with adjustments attributable to noncontrolling interest.

For the fourth quarter 2019:

•	$8.9 million pre-tax ($8.9 million after-tax) expense in connection with vendor support associated with the Payless ShoeSource bankruptcy, included in operating expenses.
•	$4.0 million pre-tax ($3.0 million after-tax) expense in connection with a provision for a legal settlement and related fees, included in operating expenses.

•	$0.4 million pre-tax ($0.3 million after-tax) expense in connection with the termination of a joint venture, included in cost of goods sold.
•	$0.2 million pre-tax ($0.1 million after-tax) expense in connection with the termination of a joint venture, included in operating expenses.
•	$0.2 million after-tax income in connection with the termination of a joint venture, included in net loss attributable to noncontrolling interest.
•	$2.2 million tax expense in connection with deferred tax and other tax adjustments.

For the fiscal year 2020:

•	$44.3 million pre-tax ($33.8 million after-tax) expense associated with the impairment of certain trademarks.
•	$36.9 million pre-tax ($27.9 million after-tax) expense in connection with the impairment of store fixed assets and lease right-of-use assets, included in operating expenses.
•	$13.5 million pre-tax ($10.3 million after-tax) expense in connection with payments and a provision for early lease termination charges, included in operating expenses.
•	$7.1 million pre-tax ($5.4 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$6.2 million pre-tax ($4.8 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with benefits provided to furloughed employees, included in operating expenses.
•	$1.1 million pre-tax ($0.9 million after-tax) benefit associated with the recovery from the Payless ShoeSource bankruptcy, included in operating expenses.
•	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with a provision for a loan receivable, included in operating expenses.
•	$0.5 million pre-tax ($0.4 million after-tax) benefit in connection with the termination of a joint venture, included in cost of goods sold.
•	$0.9 million loss in connection with the impairment of store fixed assets, impairment of lease right-of-use assets, restructuring and related charges attributable to noncontrolling interest.
•	$4.2 million tax benefit in connection with the net operating loss carryback provision of the CARES Act.
•	$1.9 million net tax expense in connection with deferred and foreign uncertain tax position adjustments.

For the fiscal year 2019:

•	$8.7 million pre-tax ($8.6 million after-tax) expense in connection with vendor support, net of recovery of bad debt expense associated with the Payless ShoeSource bankruptcy, included in operating expenses.
•	$5.4 million pre-tax ($4.1 million after-tax) expense in connection with early lease termination charges, included in operating expenses.
•	$4.1 million pre-tax ($3.0 million after-tax) expense associated with the impairment of a trademark.
•	$4.0 million pre-tax ($3.0 million after-tax) expense in connection with provision for a legal settlement and related fees, included in operating expenses.
•	$1.9 million pre-tax ($1.4 million after-tax) net benefit associated with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement as of December 31, 2019.
•	$1.1 million pre-tax ($0.8 million after-tax) expense in connection with the acquisitions of GREATS and BB Dakota, included in operating expenses.
•	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$0.4 million pre-tax ($0.3 million after-tax) expense in connection with the termination of a joint venture, included in cost of goods sold.
•	$0.2 million pre-tax ($0.1 million after-tax) expense in connection with the termination of a joint venture, included in operating expenses.

•	$0.2 million after-tax income in connection with the termination of a joint venture, included in net income attributable to noncontrolling interest.
•	$2.6 million tax expense in connection with deferred tax and other tax adjustments.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the fourth quarter and fiscal year 2020 earnings conference call scheduled for today, February 25, 2021 at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto https://investor.stevemadden.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains, mass merchants and online retailers. Steve Madden also operates retail stores and e-commerce websites. Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s boots, fashion sneakers, slippers, dress shoes, sandals and more, visit http://www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, or “estimate”, and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or pandemic (COVID-19), which may cause disruption to the Company’s business operations and temporary closure of Company-operated and wholesale partner retail stores, resulting in a significant reduction in revenue for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;

•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$349,066	$414,912	$1,188,943	$1,768,135
Commission and licensing fee income	3,901	4,713	12,871	19,022
Total revenue	352,967	419,625	1,201,814	1,787,157
Cost of sales	217,655	261,291	737,273	1,101,140
Gross profit	135,312	158,334	464,541	686,017
Operating expenses	112,224	138,855	451,873	505,153
Impairment charges	1,745	—	44,273	4,050
Income / (loss) from operations	21,343	19,479	(31,605)	176,814
Interest and other income, net	129	998	1,620	4,412
Income / (loss) before provision for income taxes	21,472	20,477	(29,985)	181,226
(Benefit) / provision for income taxes	(2,338)	3,247	(11,704)	39,504
Net income / (loss)	23,810	17,230	(18,281)	141,722
Less: net income / (loss) attributable to noncontrolling interest	1,219	(521)	116	411
Net income / (loss) attributable to Steven Madden, Ltd.	$22,591	$17,751	$(18,397)	$141,311

Basic income / (loss) per share	$0.29	$0.23	$(0.23)	$1.78

Diluted income / (loss) per share	$0.28	$0.21	$(0.23)	$1.69

Basic weighted average common shares outstanding	78,588	78,754	78,635	79,577

Diluted weighted average common shares outstanding	81,414	83,381	78,635	83,646

Cash dividends declared per common share	$—	$0.15	$0.15	$0.57

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	As of
	December 31, 2020	December 31, 2019
	(Unaudited)
Cash and cash equivalents	$247,864	$264,101
Short-term investments	39,302	40,521
Accounts receivable, net	277,715	254,637
Inventories	101,420	136,896
Other current assets	31,940	22,724
Property and equipment, net	43,268	65,504
Operating lease right-of-use assets	101,379	155,700
Goodwill and intangibles, net	283,456	334,058
Other assets	11,417	4,506
Total assets	$1,137,761	$1,278,647

Accounts payable	$73,904	$61,706
Operating leases (current & non-current)	132,849	171,796
Other current liabilities	127,755	180,941
Contingent payment liability	207	9,124
Other long-term liabilities	12,677	13,856
Total Steven Madden, Ltd. stockholders’ equity	776,586	828,501
Noncontrolling interest	13,783	12,723
Total liabilities and stockholders’ equity	$1,137,761	$1,278,647

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
	(Unaudited)
Net cash provided by operating activities	$44,206	$233,780

Investing Activities
Purchases of property and equipment	(6,562)	(18,311)
Maturity / sale of marketable securities and short-term investments, net	1,678	27,736
Acquisitions, net of cash acquired	—	(37,173)
Net cash used in investing activities	(4,884)	(27,748)

Financing Activities
Common stock share repurchases for treasury	(46,583)	(101,768)
Investment of noncontrolling interest	359	3,248
Distribution of noncontrolling interest earnings	—	(1,444)
Proceeds from exercise of stock options	1,609	6,212
Cash dividends paid	(12,459)	(48,426)
Net cash used in financing activities	(57,074)	(142,178)

Effect of exchange rate changes on cash and cash equivalents	1,515	216

Net (decrease) / increase in cash and cash equivalents	(16,237)	64,070

Cash and cash equivalents - beginning of year	264,101	200,031

Cash and cash equivalents - end of year	$247,864	$264,101

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP gross profit	$135,312	$158,334	$464,541	$686,017

(Gain) / loss in connection with the termination of a joint venture	(532)	386	(532)	386

Adjusted gross profit	$134,780	$158,720	$464,009	$686,403

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP operating expenses	$112,224	$138,855	$451,873	$505,153

Expense in connection with payments / provision for early lease termination charges	(5,083)	—	(13,473)	(5,424)

Benefit in connection with the change in valuation of contingent considerations	1,213	—	6,233	—

Recovery / (bad debt expense) in connection with the Payless ShoeSource bankruptcy	1,081	(8,946)	1,081	(8,687)

Expense in connection with restructuring and related charges	(249)	—	(7,138)	(669)

Expense in connection with impairment of store fixed assets and lease right-of-use assets	—	—	(36,895)	—

Expense in connection with benefits provided to furlough employees	—	—	(1,991)	—

Expense in connection with a provision for legal settlement and related fees	—	(3,977)	—	(3,977)

Expense in connection with the termination of a joint venture	—	(158)	—	(158)

Expense in connection with provision for loan receivable	—	—	(697)	—

Expense in connection with the acquisitions of GREATS and BB Dakota	—	(42)	—	(1,120)

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	1,868

Adjusted operating expenses	$109,186	$125,732	$398,993	$486,986

Table 3 - Reconciliation of GAAP income / (loss) from operations to Adjusted income from operations

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP income / (loss) from operations	$21,343	$19,479	$(31,605)	$176,814

Expense in connection with payments / provision for early lease termination charges	5,083	—	13,473	5,424

Expense in connection with impairment of certain trademarks	1,745	—	44,273	4,050

Benefit in connection with the change in valuation of contingent considerations	(1,213)	—	(6,233)	—

Recovery / (bad debt expense) in connection with the Payless ShoeSource bankruptcy	(1,081)	8,946	(1,081)	8,687

Expense in connection with restructuring and related charges	249	—	7,138	669

Expense in connection with impairment of store fixed assets and lease right-of-use assets	—	—	36,895	—

Expense in connection with benefits provided to furlough employees	—	—	1,991	—

Expense in connection with a provision for legal settlement and related fees	—	3,977	—	3,977

(Gain) / loss in connection with the termination of a joint venture	(532)	544	(532)	544

Expense in connection with provision for loan receivable	—	—	697	—

Expense in connection with the acquisitions of GREATS and BB Dakota	—	42	—	1,120

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(1,868)

Adjusted income from operations	$25,594	$32,988	$65,016	$199,417

Table 4 - Reconciliation of GAAP (benefit) / provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP (benefit) / provision for income taxes	$(2,338)	$3,247	$(11,704)	$39,504

Tax effect of expense in connection with payments / provision for early lease termination charges	1,209	—	3,195	1,361

Tax effect of expense in connection with impairment of certain trademarks	385	—	10,456	1,017

Tax effect of benefit in connection with the change in valuation of contingent considerations	(282)	—	(1,472)	—

Tax effect of recovery / (bad debt expense) in connection with the Payless ShoeSource bankruptcy	(149)	—	(149)	85

Tax effect of expense in connection with restructuring and related charges	70	—	1,704	168

Tax effect of expense in connection with impairment of store fixed assets and lease right-of-use assets	—	—	8,946	—

Tax effect of expense in connection with benefits provided to furlough employees	—	—	471	—

Tax effect of expense in connection with a provision for legal settlement and related fees	—	961	—	961

Tax effect of (gain) / loss in connection with the termination of a joint venture	(133)	136	(133)	136

Tax effect of expense in connection with provision for loan receivable	—	—	165	—

Tax effect of expense in connection with the acquisitions of GREATS and BB Dakota	—	10	—	281

Tax effect of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(469)

Tax benefit in connection with the net operating loss carryback provision of the CARES Act	4,191	—	4,191	—

Tax benefit / (expense) in connection with deferred and foreign uncertain tax position	472	(2,207)	(1,921)	(2,590)

Adjusted provision for income taxes	3,425	2,147	13,749	40,454

Table 5 - Reconciliation of GAAP net income / (loss) attributable to noncontrolling interest to Adjusted net income / (loss) attributable to noncontrolling interest

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP net income / (loss) attributable to noncontrolling interest	$1,219	$(521)	$116	$411

Adjustments attributable to noncontrolling interest	(698)	204	933	204

Adjusted net income / (loss) attributable to noncontrolling interest	$521	$(317)	$1,049	$615

Table 6 - Reconciliation of GAAP net income / (loss) attributable to Steve Madden, Ltd. to Adjusted net income attributable to Steve Madden, Ltd.

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP net income / (loss) attributable to Steven Madden, Ltd.	$22,591	$17,751	$(18,397)	$141,311

After-tax impact of expense in connection with payments / provision for early lease termination charges	3,874	—	10,277	4,063

After-tax impact of expense in connection with impairment of certain trademarks	1,360	—	33,817	3,033

After-tax impact of benefit in connection with the change in valuation of contingent considerations	(930)	—	(4,761)	—

After-tax impact of (recovery) / bad debt expense in connection with the Payless ShoeSource bankruptcy	(932)	8,946	(932)	8,602

After-tax impact of expense in connection with restructuring and related charges	178	—	5,434	501

After-tax impact of expense in connection with impairment of store fixed assets and lease right-of-use assets	—	—	27,949	—

After-tax impact of expense in connection with benefits provided to furlough employees	—	—	1,519	—

After-tax impact of expense in connection with a provision for legal settlement and related fees	—	3,016	—	3,016

After-tax impact of (gain) / loss in connection with the termination of a joint venture	(399)	408	(399)	408

After-tax impact of expense in connection with provision for loan receivable	—	—	532	—

After-tax impact of expense in connection with the acquisitions of GREATS and BB Dakota	—	32	—	839

After-tax impact of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(1,399)

Tax benefit in connection with the net operating loss carryback provision of the CARES Act	(4,191)	—	(4,191)	—

Tax (benefit) / expense in connection with deferred and foreign uncertain tax position	(472)	2,207	1,921	2,590

Less: Adjustments attributable to noncontrolling interest	698	(204)	(933)	(204)

Adjusted net income attributable to Steven Madden, Ltd.	$21,777	$32,156	$51,836	$162,760

GAAP diluted income / (loss) per share	$0.28	$0.21	$(0.23)	$1.69

Adjusted diluted income per share	$0.27	$0.39	$0.64	$1.95

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com